SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 14, 2008
GRUBB & ELLIS REALTY ADVISORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8122	20-3426353

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On April 14, 2008, Grubb & Ellis Realty Advisors, Inc. (the “Company”) issued a press release announcing that its stockholders have voted to approve the dissolution of the Company and its proposed plan of liquidation. The press release also noted that the Company had previously set April 17, 2008 as the record date for determining the stockholders entitled to receive liquidating distributions, and as of the close of business on such date, the share transfer books of the Company will be closed and trading of the Company’s shares on the American Stock Exchange will be suspended. Accordingly, the Company also announced that it shall file a certificate of dissolution with the Delaware Secretary of State and on April 18, 2008, it expects to begin making a first and final liquidating distribution.
The press release announcing stockholder approval of the proposed dissolution and liquidation and other related matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

99.1	Press release issued by Grubb & Ellis Realty Advisors, Inc., dated April 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: April 15, 2008